UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: OCTOBER 22, 2003




                        THE SOUTH FINANCIAL GROUP, INC.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




    SOUTH CAROLINA                 0-15083                     57-0824914
    --------------               -----------                 ---------------
(STATE OF OTHER JURIS-           (COMMISSION                 (IRS EMPLOYER
DICTION OF INCORPORATION)        FILE NUMBER)            IDENTIFICATION NUMBER)


         102 SOUTH MAIN STREET, GREENVILLE, SOUTH CAROLINA    29601
         -------------------------------------------------    -----
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (864) 255-7900




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ITEM 9.  REGULATION FD DISCLOSURE
         ------------------------

         The South Financial Group, Inc. ("TSFG") may from time to time make written or oral "forward-looking statements," including statements contained in TSFG's filings with the Securities and Exchange Commission ("SEC"). Certain matters set forth in this current report may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements, as well as other statements that may be made by management, include, but are not limited to, factors which may affect earnings, return goals, expected financial results for mergers, estimates of merger synergies and merger-related charges, and credit quality assessment. However, such performance involves risks and uncertainties, such as market deterioration, that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG's actual results, see TSFG's Annual Report on Form 10-K for the year ended December 31, 2002. TSFG undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of such statements.

         TSFG hereby furnishes the following information.

         On October 22, 2003, TSFG filed a preliminary prospectus supplement with the SEC for a proposed offering of 5.5 million shares of its common stock, subject to market and other conditions. TSFG also expects to grant the underwriters of the proposed offering a 30-day option to purchase up to 825,000 shares to cover over-allotments. TSFG's proposed stock offering is not in connection with TSFG's recent acquisition of MountainBank Financial Corporation ("MBFC"), which was completed on October 3, 2003. In connection with the MBFC acquisition, TSFG issued approximately 5.5 million shares of TSFG common stock to MBFC shareholders.

         TSFG expects to meet or exceed the current First Call EPS estimates of $0.44 for fourth quarter 2003 and $1.93 for 2004.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               THE SOUTH FINANCIAL GROUP, INC.


October 24, 2003                      By:      /s/ William S. Hummers III
                                               --------------------------
                                               William S. Hummers III
                                               Executive Vice President